SLM Student Loan Trust 2000-4
Quarterly Servicing Report
Report Date: 6/30/2004 Reporting Period: 4/1/04-6/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		3/31/2004	Activity	6/30/2004
A	i	Portfolio Balance	$728,347,482.29	$32,640,659.90	$695,706,822.39
	ii	Interest to be Capitalized	3,827,555.90		3,391,477.47

	iii	Total Pool	$732,175,038.19		$699,098,299.86

	iv	Specified Reserve Account Balance	—		—

	v	Total Adjusted Pool	$732,175,038.19		$699,098,299.86

B	i	Weighted Average Coupon (WAC)	4.021%		4.021%
	ii	Weighted Average Remaining Term	95.82		94.56
	iii	Number of Loans	279,744		268,857
	iv	Number of Borrowers	128,532		123,322

						% of		% of
	Notes and Certificates			Spread	Balance 4/26/04	O/S Securities	Balance 7/26/04	O/S Securities
C	i	A-1 Notes	78442GCH7	0.050%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GCJ3	0.160%	660,268,038.19	90.179%	627,191,299.86	89.714%
	iii	B Notes	78442GCK0	0.550%	71,907,000.00	9.821%	71,907,000.00	10.285%

	iv	Total Notes			$732,175,038.19	100.000%	$699,098,299.86	100.000%

	Reserve Account		4/26/2004	7/26/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,830,437.60	$1,747,745.75
	iv	Reserve Account Floor Balance ($)	$2,002,418.00	$2,002,418.00
	v	Current Reserve Acct Balance ($)	$2,002,418.00	$2,002,418.00

II. 2000-4 Transactions from: 4/1/2004 through: 6/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$28,577,628.69
	ii	Principal Collections from Guarantor	6,790,454.55
	iii	Principal Reimbursements	40,830.15
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$35,408,913.39

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$93,542.02
	ii	Capitalized Interest	(2,861,795.52)

	iii	Total Non-Cash Principal Activity	$(2,768,253.50)

C	Total Student Loan Principal Activity		$32,640,659.89

D	Student Loan Interest Activity
	i	Regular Interest Collections	$3,260,476.85
	ii	Interest Claims Received from Guarantors	280,812.62
	iii	Collection Fees/Returned Items	40,409.03
	iv	Late Fee Reimbursements	225,050.15
	v	Interest Reimbursements	39,087.89
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	147,821.25
	viii	Subsidy Payments	791,062.09

	ix	Total Interest Collections	$4,784,719.88

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$3,985.51
	ii	Capitalized Interest	2,861,795.52

	iii	Total Non-Cash Interest Adjustments	$2,865,781.03

F	Total Student Loan Interest Activity		$7,650,500.91

G	Non-Reimbursable Losses During Collection Period		$88,989.62

H	Cumulative Non-Reimbursable Losses to Date		$2,010,994.15

III. 2000-4 Collection Account Activity 4/1/2004 through 6/30/2004

A	Principal Collections
	i	Principal Payments Received	$25,526,998.25
	ii	Consolidation Principal Payments	9,841,084.99
	iii	Reimbursements by Seller	1,164.82
	iv	Borrower Benefits Reimbursed	7,130.90
	v	Reimbursements by Servicer	(9,033.18)
	vi	Re-purchased Principal	41,567.61

	vii	Total Principal Collections	$35,408,913.39

B	Interest Collections
	i	Interest Payments Received	$4,384,707.67
	ii	Consolidation Interest Payments	95,465.14
	iii	Reimbursements by Seller	2,980.98
	iv	Borrower Benefits Reimbursed	1,021.03
	v	Reimbursements by Servicer	33,811.08
	vi	Re-purchased Interest	1,274.80
	vii	Collection Fees/Returned Items	40,409.03
	viii	Late Fees	225,050.15

	ix	Total Interest Collections	$4,784,719.88

C	Other Reimbursements		$273,326.34

D	Administrator Account Investment Income		$—

E	Return funds borrowed for previous distribution		$—

	TOTAL FUNDS RECEIVED		$40,466,959.61

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,082,999.71)

F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$39,383,959.90

I	Servicing Fees Due for Current Period		$528,581.98

J	Carryover Servicing Fees Due		$—

K	Administration Fees Due		$20,000.00

L	Aggregate Swap Fees Due		$18,507.76

M	Total Fees Due for Period		$567,089.74

IV. 2000-4 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004
INTERIM:
In School
Current	3.718%	3.714%	2,874	2,120	1.027%	0.789%	$8,860,931.80	$6,683,892.95	1.217%	0.961%

Grace
Current	3.744%	3.737%	617	928	0.221%	0.345%	$1,795,998.64	$2,744,299.25	0.247%	0.394%

TOTAL INTERIM	3.722%	3.721%	3,491	3,048	1.248%	1.134%	$10,656,930.44	$9,428,192.20	1.463%	1.355%
REPAYMENT
Active
Current	4.102%	4.095%	165,362	159,108	59.112%	59.179%	$372,018,164.93	$354,241,581.58	51.077%	50.918%
31-60 Days Delinquent	4.114%	4.120%	10,803	11,362	3.862%	4.226%	$32,114,034.31	$31,876,656.94	4.409%	4.582%
61-90 Days Delinquent	4.149%	4.113%	6,339	6,705	2.266%	2.494%	$19,726,353.87	$19,620,960.76	2.708%	2.820%
91-120 Days Delinquent	4.132%	4.078%	3,475	4,520	1.242%	1.681%	$11,506,812.80	$13,986,954.37	1.580%	2.010%
> 120 Days Delinquent	4.133%	4.133%	10,943	12,267	3.912%	4.563%	$35,056,395.42	$39,715,738.69	4.813%	5.709%

Deferment
Current	3.631%	3.632%	40,589	35,927	14.509%	13.363%	$116,809,058.07	$103,551,363.43	16.038%	14.884%

Forbearance
Current	4.077%	4.073%	37,105	34,231	13.264%	12.732%	$125,410,069.43	$117,720,944.76	17.218%	16.921%

TOTAL REPAYMENT	4.024%	4.024%	274,616	264,120	98.167%	98.238%	$712,640,888.83	$680,714,200.53	97.843%	97.844%
Claims in Process (1)	4.164%	4.158%	1,622	1,675	0.580%	0.623%	$5,005,070.11	$5,532,546.64	0.687%	0.795%
Aged Claims Rejected (2)	4.103%	3.882%	15	14	0.005%	0.005%	$44,592.91	$31,883.02	0.006%	0.005%
GRAND TOTAL	4.021%	4.021%	279,744	268,857	100.000%	100.000%	$728,347,482.29	$695,706,822.39	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 2000-4 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	4.082%	182,355	$418,877,741.71	60.209%
- GSL - Unsubsidized	3.846%	70,048	$208,051,075.21	29.905%
- PLUS Loans	4.163%	11,433	$50,439,110.52	7.250%
- SLS Loans	4.196%	5,021	$18,338,894.95	2.636%

- Total	4.021%	268,857	$695,706,822.39	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	4.032%	213,808	$593,379,933.75	85.292%
-Two Year	3.929%	37,428	$69,071,758.62	9.928%
-Technical	4.016%	17,525	$33,057,489.09	4.752%
-Other	5.651%	96	$197,640.93	0.028%

- Total	4.021%	268,857	$695,706,822.39	100.000%

VI. 2000-4 Student Loan Rate Calculation and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period				$6,124,382.46
B	Interest Subsidy Payments Accrued During Collection Period				715,609.02
C	SAP Payments Accrued During Collection Period				236,227.93
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACTS)				103,297.65
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)				0.00

F	Net Expected Interest Collections				$7,179,517.06

G	Student Loan Rate
	i	Days in Calculation Period			91
	ii	Days in Year			360
	iii	Net Expected Interest Collections			$7,179,517.06
	iv	Primary Servicing Fee			$1,611,581.69
	v	Administration Fee			$20,000.00
	vi	Aggregate Swap Fees			$18,507.76
	vii	Total Pool Balance at Beginning of Collection Period			$732,175,038.19
	viii	Student Loan Rate ( ii / i ) * (( iii - iv - v - vi ) / vii )			2.98763%

H	Floating Rate Swap Payments Due to the Trust

			Class A-1	Class A-2	Class B

	i	Aggregate Notional Swap Amounts	—	660,268,038	71,907,000
	ii	Libor Based Interest Rates/Rate of Return	0.00000%	1.33000%	1.72000%
	iii	Student Loan Rate Cap	2.98763%	2.98763%	2.98763%
	iv	Excess Over Cap ( ii-iii)	0.00000%	0.00000%	0.00000%
	v	Floating Rate Swap Payments Due to the Trust	$0.00	$0.00	$0.00

VII. 2000-4 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period
A	Class A-1 Libor Based Interest Rate
B	Class A-1 Interest Rate	0.000000000	(4/26/04—7/26/04)	0.00000%
C	Class A-2 Libor Based Interest Rate
D	Class A-2 Interest Rate	0.003361944	(4/26/04—7/26/04)	1.33000%
E	Class B Libor Based Interest Rate
F	Class B Interest Rate	0.004347778	(4/26/04—7/26/04)	1.72000%

VIII. 2000-4 Inputs From Previous Collection Period 3/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$728,347,482.29
	ii	Interest To Be Capitalized	3,827,555.90

	iii	Total Pool	$732,175,038.19
	iv	Specified Reserve Account Balance	—
	v	Total Adjusted Pool	$732,175,038.19

B	Total Note and Certificate Factor		0.35637938818
C	Total Note and Certificate Balance		$732,175,038.19

D	Note Balance 4/26/2004		Class A-1	Class A-2	Class B

	i	Current Factor	0.0000000000	0.9546619023	1.0000000000
	ii	Expected Note Balance	$0.00	$660,268,038.19	$71,907,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00

H	Reserve Account Balance		$1,991,731.07
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00
M	Unpaid Floating Rate Swap Payment Reimbursements		$0.00
N	Interest Due on Unpaid Floating Rate Swap Payment Reimbursements		$0.00

IX. 2000-4 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F + VI-D +VI-H-v )		$39,487,257.55	$39,487,257.55

B	Primary Servicing Fees-Current Month		$528,581.98	$38,958,675.57

C	Administration Fee		$20,000.00	$38,938,675.57

D	Swap Fees
	i	Fixed Rate Swap Payment	$4,427.53	$38,934,248.04
	ii	Fixed Rate Swap Payment	$4,427.53	$38,929,820.51
	iii	Fixed Rate Swap Payment	$9,652.69	$38,920,167.82

	iv	Total Swap Fees	$18,507.76

E	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$38,920,167.82
	ii	Class A-2	$2,219,784.46	$36,700,383.36
	iii	Class B	$312,635.66	$36,387,747.70

	iv	Total Noteholder's Interest Distribution	$2,532,420.12

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$36,387,747.70
	ii	Class A-2	$33,076,738.33	$3,311,009.37
	iii	Class B	$0.00	$3,311,009.37

	iv	Total Noteholder's Principal Distribution	$33,076,738.33

G	Increase to the Specified Reserve Account Balance		$0.00	$3,311,009.37

H	Floating Rate Swap Payment Reimbursement		$0.00	$3,311,009.37

I	Carryover Servicing Fees		$0.00	$3,311,009.37

J	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$3,311,009.37
	ii	Class A-2	$0.00	$3,311,009.37
	iii	Class B	$0.00	$3,311,009.37

	iv	Total Noteholder's Interest Carryover	$0.00

K	Excess to Reserve Account		$3,311,009.37	$0.00

X. 2000-4 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class B
	i	Quarterly Interest Due		$0.00	$2,219,784.46	$312,635.66
	ii	Quarterly Interest Paid		0.00	2,219,784.46	312,635.66

	iii	Interest Shortfall		$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$0.00	$33,076,738.33	$0.00
	viii	Quarterly Principal Paid		0.00	33,076,738.33	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$35,296,522.79	$312,635.66

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 6/30/04		$732,175,038.19
	ii	Adjusted Pool Balance 6/30/04		699,098,299.86

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)		$33,076,738.33

	iv	Adjusted Pool Balance 3/31/04		$732,175,038.19
	v	Adjusted Pool Balance 6/30/04		699,098,299.86

	vi	Current Principal Due (iv-v)		$33,076,738.33
	vii	Principal Shortfall from Previous Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$33,076,738.33

	ix	Principal Distribution Amount Paid		$33,076,738.33

	x	Principal Shortfall (viii - ix)		$—

C		Total Principal Distribution		$33,076,738.33
D		Total Interest Distribution		2,532,420.12

E		Total Cash Distributions		$35,609,158.45

F	Note Balances			4/26/2004	7/26/2004
	i	A-1 Note Balance	78442GCH7	$—	$—
		A-1 Note Pool Factor		0.0000000000	0.0000000000

	ii	A-2 Note Balance	78442GCJ3	$660,268,038.19	$627,191,299.86
		A-2 Note Pool Factor		0.9546619023	0.9068372310

	iii	B Note Balance	78442GCK0	$71,907,000.00	$71,907,000.00
		B Note Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$2,002,418.00
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$3,311,009.37

	iv	Total Reserve Account Balance Available			$5,313,427.37
	v	Required Reserve Account Balance			$2,002,418.00

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to SLM Corp.			$3,311,009.37
	viii	Ending Reserve Account Balance			$2,002,418.00

XI. 2000-4 Historical Pool Information

					2003	2002	2001	2000
			4/1/04-6/30/04	1/1/04-3/31/04	1/1/03-12/31/03	1/1/02-12/31/02	1/1/01-12/31/01	7/24/00-12/31/00
Beginning Student Loan Portfolio Balance			$728,347,482.29	$792,546,997.73	$1,145,989,791.27	$1,578,868,747.07	$1,896,282,593.10	$1,983,787,856.25
	Student Loan Principal Activity
	i	Regular Principal Collections	$28,577,628.69	$59,988,456.86	$264,656,972.25	$167,727,261.92	$216,983,371.16	$87,860,132.14
	ii	Principal Collections from Guarantor	6,790,454.55	7,098,516.29	$36,442,148.74	$41,894,568.91	$48,105,725.17	3,149,745.11
	iii	Principal Reimbursements	40,830.15	153,889.73	$69,788,624.11	$254,160,432.03	$101,732,421.48	28,076,964.02
	iv	Other System Adjustments	—	—	—	—	$—	—

	v	Total Principal Collections	$35,408,913.39	$67,240,862.88	$370,887,745.10	$463,782,262.86	$366,821,517.81	$119,086,841.27
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$93,542.02	$90,651.52	$2,341,712.64	$4,015,881.48	$4,460,568.94	$2,307,144.87
	ii	Capitalized Interest	(2,861,795.52)	(3,131,998.96)	(19,786,664.20)	(34,919,188.54)	(53,868,240.72)	(33,888,722.99)

	iii	Total Non-Cash Principal Activity	$(2,768,253.50)	$(3,041,347.44)	$(17,444,951.56)	$(30,903,307.06)	$(49,407,671.78)	$(31,581,578.12)
(-)	Total Student Loan Principal Activity		$32,640,659.89	$64,199,515.44	$353,442,793.54	$432,878,955.80	$317,413,846.03	$87,505,263.15
	Student Loan Interest Activity
	i	Regular Interest Collections	$3,260,476.85	$3,753,074.08	$21,397,384.56	$39,962,268.63	$69,083,251.77	$35,742,547.37
	ii	Interest Claims Received from Guarantors	280,812.62	324,921.45	$2,004,768.58	$2,766,267.54	$3,704,573.71	107,549.91
	iii	Collection Fees/Returned Items	40,409.03	51,755.13	$156,422.05	$54,511.93	$—	—
	iv	Late Fee Reimbursements	225,050.15	310,272.77	$1,163,462.96	$1,280,503.02	$1,655,345.03	729,002.97
	v	Interest Reimbursements	39,087.89	28,776.92	$561,530.85	$2,353,646.08	$1,251,606.34	337,714.28
	vi	Other System Adjustments	—	—	$—	$—	$—	(1,333.71)
	vii	Special Allowance Payments	147,821.25	159,947.83	$250,693.74	$310,204.48	$3,877,031.72	2,658,426.84
	viii	Subsidy Payments	791,062.09	824,125.56	4,836,844.67	9,144,126.01	$15,625,005.01	3,938,472.16

	ix	Total Interest Collections	$4,784,719.88	$5,452,873.74	$30,371,107.41	$55,871,527.69	$95,196,813.58	$43,512,379.82
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$3,985.51	$11,735.40	$(1,761,971.82)	$(3,370,363.19)	$(3,712,037.83)	$(2,222,294.44)
	ii	Capitalized Interest	2,861,795.52	3,131,998.96	19,786,664.20	34,919,188.54	53,868,240.72	33,888,722.99

	iii	Total Non-Cash Interest Adjustments	$2,865,781.03	$3,143,734.36	$18,024,692.38	$31,548,825.35	$50,156,202.89	$31,666,428.55

	Total Student Loan Interest Activity		$7,650,500.91	$8,596,608.10	$48,395,799.79	$87,420,353.04	$145,353,016.47	$75,178,808.37
(=)	Ending Student Loan Portfolio Balance		$695,706,822.40	$728,347,482.29	$792,546,997.73	$1,145,989,791.27	$1,578,868,747.07	$1,896,282,593.10
(+)	Interest to be Capitalized		$3,391,477.47	$3,827,555.90	$4,145,430.98	$6,559,456.37	$10,332,505.34	$12,010,149.66
(=)	TOTAL POOL		$699,098,299.87	$732,175,038.19	$796,692,428.71	$1,152,549,247.64	$1,589,201,252.41	$1,908,292,742.76
(+)	Reserve Account Balance		$—	$—	$1,991,731.07	$2,881,373.12	$3,973,003.13	$4,770,731.86
(=)	Total Adjusted Pool		$699,098,299.87	$732,175,038.19	$798,684,159.78	$1,155,430,620.76	$1,593,174,255.54	$1,913,063,474.62

XII. 2000-4 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Oct-00	$1,962,371,799	4.03%

Jan-01	$1,908,292,743	4.83%

Apr-01	$1,858,483,080	4.49%

Jul-01	$1,783,907,019	5.53%

Oct-01	$1,697,382,675	6.71%

Jan-02	$1,589,201,252	8.41%

Apr-02	$1,482,572,619	9.69%

Jul-02	$1,400,294,273	10.02%

Oct-02	$1,263,311,356	12.04%

Jan-03	$1,152,549,248	13.20%

Apr-03	$1,051,897,123	14.05%

Jul-03	$1,000,175,196	13.55%

Oct-03	$864,071,985	15.61%

Jan-04	$796,692,429	15.74%

Apr-04	$732,175,038	15.87%

Jul-04	$699,098,300	15.15%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.